Exhibit 99.1

Signatures of Reporting Persons

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this Form 4 is true, complete and correct.

November 5, 2018

WARBURG PINCUS (GANYMEDE-II) PRIVATE EQUITY X, L.P.

By: Warburg Pincus (Ganymede) X LLC
Its: General Partner

By: Warburg Pincus X, L.P.
Its: Managing Member

By: Warburg Pincus X GP L.P.
Its: General Partner

By: WPP GP LLC
Its: General Partner

By: Warburg Pincus Partners, L.P.
Its: Managing Member

By: Warburg Pincus Partners GP LLC
Its: General Partner

By: Warburg Pincus & Co.
Its: Managing Member

By: /s/ Steven G. Glenn
Name: Steven G. Glenn Title: Partner

WARBURG PINCUS & CO.

By: /s/ Steven G. Glenn
Name: Steven G. Glenn Title: Partner

WARBURG PINCUS LLC

By: /s/ Steven G. Glenn
Name: Steven G. Glenn Title: Managing Director

CHARLES R. KAYE

By: /s/ Steven G. Glenn
Name: Steven G. Glenn Title: Attorney-in-fact***

JOSEPH P. LANDY

By: /s/ Steven G. Glenn
Name: Steven G. Glenn Title: Attorney-in-fact***

***The Power of Attorney given by each of Mr. Kaye and Mr. Landy was previously filed with the U.S. Securities and Exchange Commission on July 12, 2016 as an exhibit to a beneficial ownership report on Schedule 13D filed by Warburg Pincus LLC with respect to WEX Inc. and is hereby incorporated by reference.